EXHIBIT 10.2
SETTLEMENT AGREEMENT AND GENERAL RELEASE
This Settlement Agreement and General Release (hereinafter, the “Agreement”) is made and entered into as of March 25, 2008 by and between La Jolla Cove Investors, Inc., a California corporation (“LJCI”), and VIASPACE Inc., a Nevada corporation (“VIASPACE”). LJCI and VIASPACE will sometimes be referred to collectively as the “Parties” throughout this Agreement.
RECITALS
A. WHEREAS, LJCI and VIASPACE entered into that certain Promissory Note dated as of October 18, 2007 in the principal amount of $300,000 (the “Original Note”);
B. WHEREAS, pursuant to the terms of the Original Note, LJCI loaned to VIASPACE $300,000 as of November 16, 2007 (the “November Loan”);
C. WHEREAS, pursuant to the terms of the Original Note, LJCI loaned to VIASPACE $300,000 as of January 4, 2008 (the “January Loan”);
D. WHEREAS, the initial $300,000 of principal and interest accrued thereon under the Original Note and the November Loan have been previously paid in full;
E. WHEREAS, the entire principal amount of the January Loan, in the amount of $300,000, plus accrued and unpaid interest thereon in the amount of $3,162.33, with such interest continuing to accrue at a rate of 4.75% per annum, remains unpaid; and
F. WHEREAS, the parties now desire to reach a final resolution of the obligations under the Original Note, the November Loan and the January Loan (collectively, the “Lending Transactions”).
G. NOW, THEREFORE, in consideration of the mutual promises made herein, the Parties agree as follows:
AGREEMENT
1. Recitals: The Recitals set forth above are an integral part of this Agreement, and shall be used in any interpretation of this Agreement.
2. Payment: VIASPACE agrees to pay LJCI the sum of $303,162.33, plus accrued and unpaid interest, as set forth below (the “Settlement Amount”), in settlement of the amount outstanding under the January Loan, payable as follows:
(a) concurrently with the execution hereof, VIASPACE shall pay to LJCI in cash or other readily available funds, $75,000.

Initials	Initials

(b) on or before June 9, 2008, VIASPACE shall pay to LJCI in cash or other readily available funds, $228,162.33, plus interest accruing in the amount of 4.75% per annum from the date hereof, such that if such payment is made on June 9, 2008, the total sum payable shall equal $230,389.26.
In the event that VIASPACE does not pay all sums due from VIASPACE to LJCI under this Section 2 by the date that is three business days from the date that such sums are due under the terms of this Section 2, interest shall accrue on the outstanding Settlement Amount at a rate of 9.75% per annum.
3. Extension of Maturity Date: The Maturity Date of the January Loan is hereby extended to June 9, 2008.
4. Release: Effective upon execution of this Agreement and except as to obligations created herein, VIASPACE, for itself and its predecessors, assigns, parent company, sister companies, heirs, executors, administrators, past and present shareholders, officers, directors, employees and representatives, hereby fully releases, remises, acquits, forever discharges and indemnifies LJCI and its affiliates, predecessors and successors, together with all of their respective past and present officers, directors, shareholders, representatives, employees, consultants, attorneys, fiduciaries, predecessors-in-interest, successors-in-interest, parent company, sister companies and assigns from any and all claims, demands, actions, losses and expenses of any kind or nature arising out of any and all causes of action, agreements, claims, demands, actions, damages, judgments, debts, covenants, executions, liabilities, obligations, losses and expenses of any kind or nature arising out of any acts, omissions, liabilities, transactions, transfers, happenings, violations, promises, facts or circumstances arising out of, related to or described in the Lending Transactions, or underlying related transactions, including without limitation (i) any obligation to loan any additional sums to VIASPACE under the Original Note, (ii) any obligation to enter into any Additional Funding (as defined in the Original Note) and/or (iii) any obligation to pay any Non-Funding Penalty (as defined in the Original Note), whether or not now known or suspected or claimed, whether in law, admiralty, arbitration, administrative, equity or otherwise, and whether accrued or hereafter maturing.
5. Section 1542 Waiver: VIASPACE acknowledges and affirms that it is familiar with Section 1542 of the California Civil Code, which provides that:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
VIASPACE knowingly and voluntarily waives the provisions of Section 1542 of the California Civil Code, as against each party released hereby, and acknowledges and agrees that this waiver is an essential and material term of this settlement which led to this Agreement, and that without such waiver, the settlement reflected in this Agreement would not have been entered into. VIASPACE further acknowledges the significance and consequence of the release and the specific waiver of Section 1542 of the California Civil Code.

Initials	Initials

6. No Admission of Liability: The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims and is made to buy peace and for no other reason. No action taken by the Parties hereto either previously or in connection with this Agreement shall be deemed or construed to be an admission of the truth or falsity of any claims heretofore made, or an acknowledgement or admission by any Party of any fault or liability whatsoever to the other Parties or third parties.
7. Authority: The Parties represent and warrant that the undersigned individuals have the authority to act on behalf of the signing Party and have the authority to bind that Party, and all that may claim through it, to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignment or equity or otherwise of or against any of the claims or causes of action released herein.
8. Representation: The Parties represent and warrant that they have had an opportunity to consult with an attorney, and have carefully read and understand the scope and effect of the provisions of this Agreement. No Party has relied upon any representations or statements made by any other Party, which are not specifically set forth in this Agreement.
9. No Prior Assignment Indemnity. The Parties represent and warrant that they have not hereto assigned or transferred, or purported to assign or transfer, to any person or entity any claim or other matter herein released. In the event that any party shall have assigned and transferred, or purported to assign or transfer, any claim or other matter herein released, such party shall indemnify, defend and hold harmless the other party from and against any loss, cost, or claim or expense (including, but not limited to, all costs related to defense of any action including reasonable attorneys’ fees) based upon, arising out of or occurring as a result of any such claim or assignment to transfer.
10. No Right to Rescission: The Parties represent and warrant that they have conducted all necessary investigations and have consulted with counsel and are not relying on any representations, except those contained in this Agreement and the Parties assume the risk of any untruths regarding any matters upon which they have relied and forever waive any rights to rescind this Agreement and the sole remedy for the Parties is to enforce the terms of this Agreement.
11. Severability: In the event that any provision hereof becomes declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said illegal provision.
12 Entire Agreement: This Agreement represents the entire agreement and understanding between the Parties, and represents the complete, final and exclusive embodiment of their agreement concerning the matters set forth in the Recitals. Further, this Agreement shall supersede and replace any and all prior and contemporaneous agreements, representations and understandings regarding the subject of this Agreement. Notwithstanding the provisions of California Evidence Code Section 1152, this Agreement is admissible for purposes of enforcement.

Initials	Initials

13. Governing Law: This Agreement shall be governed by the laws of the State of California. By signing this Agreement, the Parties hereby agree and submit to the jurisdiction of the courts in California and that venue of any suit or action shall be in the downtown branch of the courts of San Diego County, California.
14. Counterparts: This Agreement may be executed in counterparts and each counterpart shall have the same force and effect as an original and constitute an effective, binding agreement on the part of each of the undersigned. The Agreement may be transmitted by facsimile or otherwise.
15. No Construction Against the Drafter: This Agreement shall be deemed jointly drafted and written by all parties to it and shall not be construed or interpreted against any particular party, regardless of which party or counsel originated or drafted any portion of it.
16. Enforcement of Settlement: In the event of any litigation to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, as well as to such costs as may be awardable to the prevailing party by rule or statute in the court in which the action is brought.
17. No Implied Waiver: No action or failure to act shall constitute a waiver of any right or duty afforded under this Agreement, nor shall any action or failure to act constitute an approval of, or acquiescence in, any breach, except as may be specifically agreed in writing. Waiver of any on provision herein shall not be deemed to be a waiver of any other provision herein.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

LA JOLLA COVE INVESTORS, INC.

By:	/s/ Travis W. Huff Name: Travis W. Huff
Its: Portfolio Mgr.

VIASPACE INC.

By:	/s/ Carl Kukkonen Name: Carl Kukkonen
Its: CEO

Initials	Initials